                                                                    EXHIBIT 99.1



                      SUPPLEMENTAL SELECTED FINANCIAL DATA



STATEMENT OF OPERATIONS DATA:

(in thousands, except per share data)                                    Year Ended December 31,
-------------------------------------------------------------------------------------------------------------
                                                         1996        1995        1994       1993       1992
                                                       ---------   --------    --------    -------   --------
 Revenues ..........................................   $ 59,263    $ 37,830    $ 27,893    $22,600   $ 16,782
 Direct costs ......................................     16,537      10,285       7,418      6,016      4,442
                                                       --------    --------    --------    -------   --------
 Gross margin ......................................   $ 42,726    $ 27,545    $ 20,475    $16,584   $ 12,340
                                                       ========    ========    ========    =======   ========
 Operating income (loss) ...........................   $ (5,736)   $    659    $ (2,667)   $   812   $    365
                                                       ========    ========    ========    =======   ========
 Net income (loss) applicable to common shareholders   $(13,095)   $ (1,941)   $ (2,088)   $ 3,071   $   (222)
                                                       ========    ========    ========    =======   ========
 Net income (loss) per common share ................   $  (0.71)   $  (0.13)   $  (0.16)   $  0.25   $  (0.02)
                                                       ========    ========    ========    =======   ========
 Weighted average common and common equivalent
  shares outstanding ...............................     18,465      15,007      12,693     12,515     10,867
                                                       ========    ========    ========    =======   ========

 Pro forma net loss data(1):

  Pro forma net loss applicable to common
  shareholders .....................................   $(13,095)   $ (1,425)
                                                       ========    ========
  Pro forma net loss per common share ..............   $  (0.71)   $  (0.10)
                                                       ========    ========
  Weighted average common and common
   equivalent shares outstanding ...................     18,465      15,007
                                                       ========    ========

 Operating income(2) ...............................   $  3,039    $  1,819    $  1,650    $   812   $    365
                                                       ========    ========    ========    =======   ========
 Net income (loss) applicable to common
  shareholders(3) ..................................   $  1,715    $    762    $    652    $ 3,071   $   (222)
                                                       ========    ========    ========    =======   ========
 Net income (loss) per common share(3) .............   $   0.09    $   0.05    $   0.05    $  0.25   $  (0.02)
                                                       ========    ========    ========    =======   ========


BALANCE SHEET DATA:

(in thousands)                                                               At December 31,
-------------------------------------------------------------------------------------------------------------
                                                          1996        1995        1994       1993       1992
                                                         ------      ------      ------     ------     ------
 Working capital ...................................      3,190      11,564       2,838      3,964        590
 Total assets ......................................     48,793      46,404      21,347     16,923      9,038
 Long-term obligations, redeemable preferred stock
  and puttable common stock ........................      1,449       6,347       3,016      5,146      7,331
 Shareholders' equity ..............................     24,842      27,509       6,734      5,649     (2,973)

(1) The pro forma net loss data reflects the income tax expense that would have been reported if SupplyTech, Inc. (a S corporation for income tax reporting purposes) and SupplyTech International, LLC (a limited liability corporation for income tax reporting purposes) had been C corporations during these periods.

(2) Excludes $8.8 million, $1.2 million and $4.3 million in charges for 1996, 1995 and 1994, respectively, for purchased in-process product development, write-off of software development costs and acquisition related charges.

(3) Excludes equity in loss of HNS, expected to recur, of $7 million and $954,000 for 1996 and 1995, respectively, and $8.8 million, $1.2 million and $4.3 million in charges for 1996, 1995 and 1994, respectively, for purchased in-process product development, write-off of software development costs and acquisition related charges. All amounts are net of related income taxes.

Note: All share, per share and shareholders' equity amounts have been retroactively restated to reflect a three-for-two stock split effected in the form of a 150% stock dividend paid on January 31, 1997.